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                                                                     Exhibit 5.1
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                            MORRISON & FOERSTER LLP
                     2000 Pennsylvania Avenue, Suite 5500
                          Washington, D.C. 20006-1888
                        202-887-1500 * FAX 202-887-0764

                              November 22, 1999

CAIS Internet, Inc.
1255 22/nd/ Street, N.W.
Washington, D.C. 20037

     Re: CAIS Internet, Inc. Amended and Restated 1998 Equity Incentive Plan (the "CAIS Plan") and Atcom, Inc. 1996 Stock Option/Stock Issuance Plan (the "Atcom Plan")

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 executed by you on November 22, 1999, and to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 3,500,000 shares of your common stock, $.01 par value (the "Common Stock"), which will be issuable under the CAIS Plan and the Atcom Plan.

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the CAIS Plan and the assumption of the Atcom Plan by CAIS Internet, Inc., and such documents as we have deemed necessary to render this opinion, in connection therewith.

Based upon the foregoing, it is our opinion that the Common Stock, when issued and outstanding pursuant to the terms of the CAIS Plan and the Atcom Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                               Very truly yours,

                               /s/ Morrison & Foerster LLP